Exhibit 99.3

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

Dated as of January 31, 2023

among

VARIOUS ENTITIES LISTED ON SCHEDULE I,
as the Originators

CBTS Funding LLC,

and

CBTS TECHNOLOGY SOLUTIONS LLC,
as Servicer

i

ii

iii

SCHEDULES

Schedule I	List of Originators
Schedule II	State of Organization of Each Originator
Schedule III	Location of Books and Records of Originators
Schedule IV	Trade Names

EXHIBITS

Exhibit A	[Reserved]
Exhibit B	Form of Subordinated Loan Agreement
Exhibit C	Form of Joinder Agreement

THIS PURCHASE AND SALE AGREEMENT dated as of January 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each, an “Originator”; and collectively, “Originators”), CBTS FUNDING LLC, a Delaware limited liability company (the “Company”) and CBTS TECHNOLOGY SOLUTIONS LLC, a Delaware limited liability company (“CBTS”), as Servicer (in such capacity, the “Servicer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Receivables Financing Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “CBTS Receivables Financing Agreement”), among the Company and Cincinnati Bell Funding Canada Ltd., as Borrowers, CBTS and Onx Enterprise Solutions Ltd., as initial Servicers, the various Lenders and Group Agents from time to time party thereto, and PNC Bank, National Association, as Administrator and LC Bank or, if not defined therein or if the context so requires, the Receivables Purchase Agreement dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “CBTS Receivables Purchase Agreement”), among the Company, as Seller thereunder, CBTS, as Servicer thereunder, and PNC Bank, National Association, as Buyer thereunder (in such capacity, the “Receivables Buyer”).  For purposes of this Agreement, the following capitalized terms shall have the following meanings assigned thereto:

“Agent” means the Administrator and the Receivables Buyer.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Collections” shall mean all amounts constituting “Collections” (as such term is defined in the CBTS Receivables Financing Agreement) or “Monetized Receivable Collections” (as such term is defined in the CBTS Receivables Financing Agreement).

“CB” means Cincinnati Bell Inc., an Ohio corporation.

“CBTS” has the meaning assigned to such term in the preamble hereto.

“Company” has the meaning assigned to such term in the preamble hereto.

“Contributed Receivables” has the meaning assigned to such term in Section 1.1(a).

“Event of Repurchase” has the meaning assigned to such term in Section 3.4(b).

“Merged Entity” has the meaning assigned to such term in Section 1.1(b).

“Originator” has the meaning assigned to such term in the preamble hereto.

“Securitized Receivable” means, at any time of determination, any Receivable that is not then a Monetized Receivable.

“Servicer” has the meaning assigned to such term in the preamble hereto.

“Transaction Documents” shall mean any documentation constituting a “Transaction Document” (as such term is defined in the CBTS Receivables Financing Agreement) or a “Transaction Document” (as such term is defined in the CBTS Receivables Purchase Agreement).

All references herein to months are to calendar months unless otherwise expressly indicated.

BACKGROUND:

1.   The Company is a bankruptcy-remote special purpose limited liability company, all of the issued and outstanding limited liability company interests of which are owned by CBTS (the “Contributing Originator”);

2.   The Originators generate Receivables in the ordinary course of their businesses;

3.   The Originators wish to sell (and, in the case of the Contributing Originator, contribute) Receivables to the Company, and the Company is willing to purchase Receivables from the Originators, on the terms and subject to the conditions set forth herein;

4.   Each of the Originators and the Company intend this transaction to be a true sale or true contribution, as the case may be, of Receivables by each Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be a loan from the Company to any Originator; and

5.   Concurrently herewith, the Company, as borrower, and the Originators, as lenders, are entering into a Subordinated Loan Agreement substantially in the form attached as Exhibit B (the “Subordinated Loan Agreement”). As used herein, “Subordinated Loan” has the meaning set forth in the Subordinated Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1  Agreement To Purchase and Sell.  On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to, and in the case of the Contributing Originator, to contribute to the capital of, the Company, and the Company agrees to purchase or accept from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4) with respect to such Originator, all of such Originator’s right, title and interest in and to:

(a)   each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Closing Date;

(b)   each Receivable generated by such Originator after the Closing Date to, but excluding the Purchase and Sale Termination Date with respect to such Originator;

(c)   all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;

(d)   all monies due or to become due to such Originator with respect to any of the foregoing;

(e)   all books and records of such Originator to the extent related to any of the foregoing;

(f)  all Collections and other proceeds and products (as such terms are defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Closing Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables); and

(g)  all right, title and interest (but not obligations) in and to the Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable UCC).

All purchases and contributions, as the case may be, hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed.  The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (g) with respect to such Receivables (collectively, the “Related Rights”) is herein called the “Purchase Facility.”  For the avoidance of doubt, the “Related Rights” with respect to the Contributed Receivables, shall include the proceeds and rights described in clauses (c) through (g) above.

SECTION 1.2  Timing of Purchases.

(a)   Closing Date Purchases and Contributions.  Effective on the Closing Date, each Originator hereby sells to, and the Contributing Originator hereby contributes to the capital of, the Company, and the Company hereby purchases or accepts, such Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Closing Date and (ii) all Related Rights with respect thereto.

(b)   Subsequent Purchases and Contributions.  After the Closing Date, until the Purchase and Sale Termination Date with respect to an Originator, each Receivable and the Related Rights generated by such Originator shall be, and shall be deemed to have been sold, or (in the case of the Contributing Originator) contributed, by such Originator to the Company immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3  Consideration for Purchases and Contributions.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators in accordance with Article III and to reflect all contributions in accordance with Section 3.1.

SECTION 1.4  Purchase and Sale Termination Date.  The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Company (with the prior written consent of the Administrator) pursuant to Section 8.2(a) and (b) the Final Payout Date.

SECTION 1.5  Intention of the Parties.  It is the express intent of each Originator and the Company (a) that each conveyance by such Originator to the Company pursuant to this Agreement of the Receivables and Related Rights, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale or contribution, as applicable, and absolute assignment of such Receivables and Related Rights by such Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Originator) without recourse to such Originator; provided, that each Originator shall be liable to the Company for all representations, warranties and covenants made by such Originator pursuant hereto and (ii) such sale or contribution, as applicable, does not constitute and is not intended to result in an assumption by the Company or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables and Related Rights or any other obligations of any Originator and (b) that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator.  Each Originator hereby authorizes the Company (and each Agent, as assignees of the Company) to file financing statements, continuation statements and amendments to financing statements in connection with the sales and contributions, as applicable, contemplated by this Agreement, and agrees and acknowledges that this Agreement is an authenticated record for purposes of the UCC.

ARTICLE II
PURCHASE RECORDS; CALCULATION OF PURCHASE PRICE

SECTION 2.1  Purchase Records.  On the Closing Date and on or prior to each date when an Information Package is due to be delivered under the CBTS Receivables Financing Agreement (each such date, a “Monthly Purchase Record Date”), the Servicer shall record in its books and records, which it shall maintain and make available to the Company and each Originator upon request, the following information (the “Purchase Records”):

(a)   Receivables purchased by, or contributed to the capital of, the Company from any Originator on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);

(b)   Receivables purchased by, or contributed to the capital of, the Company from any Originator during the calendar month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and

(c)   the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

For the avoidance of doubt, no failure by any Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Company’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed to the Company hereunder.

SECTION 2.2  Calculation of Purchase Price.  The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
A Fair Market Value Discount percentage, initially equal to ninety-nine percent (99.0%) of the Outstanding Balance of such Receivable on the relevant Payment Date; provided, however, that the Fair Market Value Discount percentage may be revised prospectively with the consent of the parties hereto (and, for the avoidance of doubt, without affecting the Purchase Price of Receivables previously sold hereunder) to the extent any such revision is necessary to have the Fair Market Value Discount percentage reflect the fair market value of Receivables to be sold hereunder after giving effect to such revision.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1  Purchase Price Payments and Capital Contributions.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the Receivables sold or contributed to the Company by such Originator on each Payment Date as follows (and in the following order of priority):

(a)   first, the Company shall pay such Purchase Price to each Originator (if any) other than the Contributing Originator in cash to the extent the Company has cash available therefor (and such payment is not prohibited under the CBTS Receivables Financing Agreement or CBTS Receivables Purchase Agreement) and/or, if requested by such Originator, by causing the LC Bank to issue one or more Letters of Credit in accordance with Section 3.6 and on the terms and subject to the conditions of this Article III and each of the CBTS Receivables Financing Agreement and CBTS Receivables Purchase Agreement;

(b)   second, if, after giving effect to any payments made pursuant to clause (a) above on such Payment Date, the Company’s Tangible Net Worth is then less than the Required Capital Amount (after giving effect to any capital contributions made by the Contributing Originator to the Company on such Payment Date), the Company shall set aside the amount of its cash (to the extent the Company has cash available therefor (including after giving effect to cash payments made pursuant to clause (a) above)) necessary to repay any Subordinated Loans on the next-occurring Settlement Date in an amount sufficient to cause the Company’s Tangible Net Worth to equal or exceed the Required Capital Amount, which cash the Company (or the Servicer on its behalf) shall hold in trust for distribution (as Collections) in accordance with Section 1.4(b) of the CBTS Receivables Financing Agreement on such next-occurring Settlement Date;

(c)   third, the Company shall pay any Purchase Price then due to the Contributing Originator in cash to the extent (i) the Company has cash available therefor (including after giving effect to cash payments made pursuant to clause (a) above, setting aside cash pursuant to clause (b) above, and any Loans made under the CBTS Receivables Financing Agreement and the receipt of Collections available for such purpose in accordance with the CBTS Receivables Financing Agreement or CBTS Receivables Purchase Agreement) and (ii) after giving effect to such payment and the making of any Subordinated Loan(s) pursuant to clause (d) below, the Company’s Tangible Net Worth will not be less than the Required Capital Amount;

(d)   fourth, to the extent any Purchase Price payment remains due to an Originator other than the Contributing Originator after giving effect to clauses (a) through (c) above on such Payment Date, a Subordinated Loan shall automatically be made by such Originator to the Company under the Subordinated Loan Agreement in an initial principal amount equal to the amount of such remaining Purchase Price payment, and the proceeds of such Subordinated Loan shall be used by the Company to pay the remaining Purchase Price payment to such Originator; and

(e)   fifth, to the extent any portion of any Purchase Price then due to the Contributing Originator has not been paid in in cash pursuant to clause (c) above, the Contributing Originator shall (and hereby irrevocably does without further action) contribute to the capital of the Company, Receivables (together with their Related Rights) attributable to such unpaid portion of the Purchase Price, and the value of the Contributing Originator’s membership interests in the Company shall increase accordingly.

For the avoidance of doubt and notwithstanding the foregoing, (i) the Contributing Originator may, from time to time in its sole discretion, elect to (x) contribute Receivables and Related Rights to the capital of the Company from time to time in lieu of receiving Purchase Price payments in cash, and/or (y) contribute cash to the capital of the Company, and (ii) no Collections or other cash shall be deemed available to the Company to make any payment contemplated by this Section unless such Collections or other cash are available to the Company for such purpose pursuant to the terms of the CBTS Receivables Financing Agreement.

The Contributing Originator, as owner of all equity interests in the Company and as Servicer, shall cause any Collections that are Released to the Company from time to time pursuant to the CBTS Receivables Financing Agreement to be applied by or on behalf of the Company in accordance with this Section 3.1.

In the event an Originator requests that any purchases be paid for by issuance of a Letter of Credit, such Originator shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank. No Originator nor any Affiliate thereof (other than the Company) shall have any reimbursement or recourse obligations in respect of any Letter of Credit.

SECTION 3.2  [Reserved].

SECTION 3.3  Settlement as to Specific Securitized Receivables and Dilution.

(a)   If, on the day of purchase or contribution, as the case may be, of any Securitized Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.10, 5.15 and 5.17 was untrue with respect to such Securitized Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Securitized Receivable (the “Contributed Value”)), with respect to such Securitized Receivable shall be reduced by an amount equal to the Outstanding Balance of such Securitized Receivable and shall be accounted to such Originator as provided in paragraph (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Securitized Receivable, the Company promptly shall deliver such funds to such Originator.

(b)  If, on any day, the Outstanding Balance of any Securitized Receivable (including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by an Originator or any Affiliate of such Originator (other than the Company), or the Servicer or any Affiliate of the Servicer (other than the Company), or any setoff or dispute between an Originator or any Affiliate of such Originator (other than the Company), or the Servicer or any Affiliate of the Servicer (other than the Company) and an Obligor (except any such revision, cancellation, allowance, discount or other adjustment made in settlement of such Securitized Receivable resulting from the financial inability of the applicable Obligor to pay such Securitized Receivable and, in the case of all Securitized Receivables, made in accordance with the Credit and Collection Policies), then the Purchase Price or Contributed Value, as the case may be, with respect to such Securitized Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in paragraph (c) below.

(c)   In the case of any Securitized Receivable sold by an Originator to the Company hereunder, any reduction in the Purchase Price of such Securitized Receivable pursuant to paragraph (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)    to the extent of any outstanding principal balance under the Subordinated Loan payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Loan payable to such Originator; and

(ii)   after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso;

provided, further, that at any time (y) when a Event of Default exists under the CBTS Receivables Financing Agreement or (z) on or after the Purchase and Sale Termination Date with respect to such Originator, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

SECTION 3.4  Settlement as to Specific Monetized Receivables.

(a)   If on any day the outstanding balance of a Monetized Receivable is reduced (but not cancelled) as a result of any Dilution, the Purchase Price for such Receivable shall be reduced by an amount equal to the amount of such reduction.  If on any day a Monetized Receivable is cancelled (or reduced to zero) as a result of any Dilution, the Purchase Price for such Receivable shall be reduced by an amount equal to the amount of the Outstanding Purchase Amount of such Monetized Receivable (as determined immediately prior to such Dilution).  In the event of any such reduction in the Purchase Price, such Originator shall deposit an amount equal to the amount by which the Purchase Price which reduced into the account so designated by the Receivables Buyer by no later than the next Weekly Settlement Date after such Originator or Servicer obtains knowledge or notice thereof.

(b)   If any of the following events (each, an “Event of Repurchase”) occurs with respect to a Monetized Receivable or Related Monetized Assets:

(i)   any representation or warranty made by such Originator with respect to such Monetized Receivable or Related Monetized Assets shall be materially inaccurate, incorrect or untrue on any date as of which it is made or deemed to be made;

(ii)   such Originator or Servicer fails to perform or observe any other term, covenant or agreement with respect to such Monetized Receivable set forth in any Transaction Document and such failure shall or could reasonably be expected to have an adverse effect on the ability to collect the Net Invoice Amount of such Monetized Receivable on the Due Date thereof;

(iii)   any (A) such Originator or Servicer instructs the related Account Debtor to pay any amount with respect to such Monetized Receivable to an account other than the applicable Lock-Box Account or the Receivables Buyer’s Account or (B) the related Account Debtor refuses to make any payment to the applicable Lock-Box Account or the Receivables Buyer’s Account; or

(iv)   a Dispute has arisen with respect to any Monetized Receivable (it being understood that if a Monetized Receivable remains unpaid for thirty (30) days beyond its Due Date and such delay is not caused by the bankruptcy, insolvency, or financial inability of the relevant Account Debtor to pay, a Dispute shall be deemed to have arisen with respect to such Monetized Receivable), then, such Originator shall immediately deliver notice thereof to the Receivables Buyer and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Monetized Receivable and Related Monetized Assets (or, if the Receivables Buyer agrees in writing, the portion subject to Dispute) at the Receivables Buyer’s option and demand.  The repurchase price for a Monetized Receivable shall be the amount equal to the Outstanding Purchase Amount relating to such Monetized Receivable at such time and shall be paid to the account so designated by the Receivables Buyer by no later than the next Weekly Settlement Date following demand therefor by the Receivables Buyer.  Upon the payment in full of the repurchase price with respect to a Monetized Receivable and Related Monetized Assets, such Monetized Receivable and Related Monetized Assets shall hereby be, and be deemed to be, repurchased by the Company from the Receivables Buyer without recourse to or warranty by the Receivables Buyer.

SECTION 3.5   Reconveyance of Receivables.  In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3 or Section 3.4, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

SECTION 3.6   Letters of Credit.

(a)   Upon the request of CB (acting as agent for the Originators as described in subsection (b) below), and on the terms and conditions for issuing Letters of Credit under the CBTS Receivables Financing Agreement (including any limitations therein on the amount of any such issuance), the Company agrees to cause the LC Bank to issue, on the Payment Dates specified by CB (on behalf of the Originators), Letters of Credit on behalf of any Originator or any Originator’s designee, including CB (which designee shall be an Affiliate of the Company, the Originators and CB) in favor of the beneficiaries specified by CB (on behalf of the Originators).  The aggregate stated amount of the Letters of Credit being issued on any Payment Date on behalf of any Originator or its designee plus any related fees and expenses payable by the Company in connection with the issuance of the Letters of Credit shall constitute a credit against the aggregate Purchase Price payable by the Company to such Originator on such Payment Date pursuant to Section 3.1.  To the extent that the aggregate stated amount of the Letters of Credit being issued on any Payment Date plus any related fees and expenses payable by the Company in connection with the issuance of the Letters of Credit exceeds the aggregate Purchase Price payable by the Company to any Originator on such Payment Date, such excess shall be deemed to be a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the applicable Subordinated Loan payable to such Originator.  The aggregate stated amount of Letters of Credit to be issued on any Payment Date plus any related fees and expenses payable by the Company in connection with the issuance of the Letters of Credit shall not exceed the sum of the aggregate Purchase Price payable on such Payment Date to the Originators plus the aggregate outstanding principal balance of, and accrued but unpaid interest on, the Subordinated Loan payable to the Originators on such Payment Date.  In the event that any such Letter of Credit issued pursuant to this Section 3.6 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Company’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount, such decrease or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Company does not then have cash available therefor, shall be added to the outstanding principal balance of the Subordinated Loan owing to such Originator.  Under no circumstances shall any Originator (or any Affiliate thereof (other than the Company)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b)   Each Originator appoints CB as its agent (on which appointment the Company, each Agent, the Group Agents and the Secured Parties may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including requests for the issuance and extension of Letters of Credit and the allocation of the stated amounts of Letters of Credit against the Purchase Price owed to particular Originators and against the Subordinated Loan owing to particular Originators.  In the event that CB requests a Letter of Credit hereunder, CB shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank, and shall notify the relevant Originators, the Company and the Administrator of the allocations described in the preceding sentence.  Such allocations shall be binding on the Company and each Originator, absent manifest error.

(c)   Each Originator agrees to be bound by the LC Bank’s interpretations of any Letter of Credit issued for the Company and by the LC Bank’s written regulations and customary practices relating to letters of credit, in each case subject to the terms and conditions set forth in the CBTS Receivables Financing Agreement.

ARTICLE IV
CONDITIONS PRECEDENT

SECTION 4.1  Conditions Precedent to Effectiveness of this Agreement.  The effectiveness of this Agreement is subject to the condition precedent that the Company and the each Agent (as the Company’s assignees) and each Group Agent shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated on or before the Closing Date, and each in form and substance reasonably satisfactory to the Company and the each Agent (as the Company’s assignees) and each Group Agent:

(a)   A copy of the resolutions of the board of directors or managers of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)   Good standing certificates for each Originator issued as of a recent date acceptable to the Company and each Agent (as the Company’s assignees) by the Secretary of State of the jurisdiction of such Originator’s organization;

(c)   A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and each Agent (as the Company’s assignees) may conclusively rely until such time as the Servicer, the Company and each Agent (as the Company’s assignees) shall receive from such Person a revised certificate meeting the requirements of this paragraph (c));

(d)   The certificate or articles of incorporation or other organizational document of each Originator, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator; and

(e)   Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and each Agent’s (as the Company’s assignees) satisfaction.

SECTION 4.2  Certification as to Representations and Warranties.  Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 4.3  Additional Originators.  Additional Persons may be added as Originators hereunder, with the prior written consent of the Company, each Agent and each Group Agent; provided that the following conditions are satisfied on or before the date of such addition:

(a)   The Servicer shall have given the Company, each Agent and each Group Agent at least thirty (30) days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as any Agent or any Group Agent may reasonably request;

(b)   such proposed additional Originator has executed and delivered to the Company, each Agent and each Group Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(c)   such proposed additional Originator has delivered to the Company and each Agent (as the Company’s assignees) and each Group Agent each of the documents with respect to such Originator described in Section 4.1 and, to the extent requested by any Agent or any Group Agent, such opinions covering matters similar to the matters covered by the opinions delivered on the Closing Date, in form and substance reasonably satisfactory to the Company, each Agent (as the Company’s assignees) and each Group Agent, from external counsel reasonably satisfactory to each Agent and each Group Agent (it being understood that external counsel that delivered opinions on the Closing Date shall be satisfactory to each Agent and each Group Agent for purposes of delivering similar opinions under this clause (c));

(d)   [reserved]; and

(e)   the Purchase and Sale Termination Date shall not have occurred and be continuing with respect to all Originators then party to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Company to enter into this Agreement and to make purchases and accept the contribution hereunder, each Originator hereby makes the representations and warranties set forth in this Article V.

SECTION 5.1  Existence and Power.  Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, unless the failure to have such power, authority, licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2  Company and Governmental Authorization, Contravention.  The execution, delivery and performance by such Originator of this Agreement are within such Originator’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Originator or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator (unless such contravention or default would not reasonably be expected to have a Material Adverse Effect) or result in the creation or imposition of any lien (other than liens in favor of the Company or any Agent under the Transaction Documents or other Permitted Adverse Claims) on assets of such Originator or any of its Subsidiaries.

SECTION 5.3  Binding Effect of Agreement.  This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.4  Accuracy of Information.  All information heretofore furnished in writing by such Originator to the Company, any Agent or any Group Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Company, any Agent or any Group Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

SECTION 5.5  Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened against or affecting such Originator or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which would reasonably be expected to have a Material Adverse Effect upon the ability of such Originator (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

SECTION 5.6  Taxes.  Such Originator has filed or caused to be filed all U.S. federal income tax returns and all other returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) any taxes, fees, assessments and other charges that are being contested in good faith by appropriate proceedings and for which such Originator has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.7  Compliance with Applicable Laws.  Such Originator is in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.  In addition, no Receivable sold or contributed, as the case may be, hereunder contravenes in any material respect any laws, rules or regulations applicable thereto or to such Originator.

SECTION 5.8  Reliance on Separate Legal Identity.  Such Originator acknowledges that each of the Credit Parties, the Group Agents and each Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from such Originator.

SECTION 5.9    Investment Company.  Such Originator is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.10  Perfection.  Immediately preceding its sale or contribution, as applicable, of each Receivable hereunder, such Originator was the owner of such Receivable sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims other than Permitted Adverse Claims, and each such sale or contribution, as applicable, hereunder constitutes a valid sale (or contribution), transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold or contributed, as applicable, by it, free and clear of any Adverse Claims other than Permitted Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

SECTION 5.11  Creation of Receivables.  Such Originator has exercised at least the same degree of care and diligence in the creation of the Receivables sold or otherwise transferred hereunder as it has exercised in connection with the creation of receivables originated by it and not so transferred hereunder.

SECTION 5.12  Credit and Collection Policy.  Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable sold by it hereunder and each related Contract, if any.

SECTION 5.13  Enforceability of Contracts.  Each Contract related to any Receivable sold or contributed, as applicable, by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and such Originator has fully performed its obligations, if any, under such Contract.

SECTION 5.14  Location and Offices.  As of the date hereof, such Originator’s location (as such term is defined in the applicable UCC) is at the address set forth on Schedule II hereto, and such location has not been changed for at least four months before the date hereof.  The offices where such Originator keeps all records concerning the Receivables are located at the addresses set forth on Schedule III hereto or such other locations of which the Company and each Agent (as the Company’s assignees) has been given written notice in accordance with the terms hereof.

SECTION 5.15  Good Title.  Upon the sale or other conveyance hereunder by such Originator and on the Closing Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership interest in each Receivable sold or contributed, as the case may be, to it hereunder, free and clear of any Adverse Claim other than Permitted Adverse Claims.

SECTION 5.16  Names.  Except as described in Schedule IV, such Originator has not, within the past five (5) years, used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.

SECTION 5.17  Nature of Receivables.  Each Receivable sold, transferred, contributed or assigned hereunder is an Eligible Receivable on the date of sale, transfer, contribution or assignment, unless otherwise specified in the first Information Package or Purchase Request that includes such Receivable.

SECTION 5.18  Bulk Sales, Margin Regulations, No Fraudulent Conveyance, Investment Company.  No transaction contemplated hereby requires compliance with any bulk sales act or similar law.  No use of funds obtained by such Originator hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board.  No purchase or contribution, as applicable, hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.19  Financial Condition.

(a)   The consolidated balance sheet of CB and subsidiaries as of December 31, 2021, and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended December 31, 2021, copies of which have been furnished to the Company and each Agent (as the Company’s assignees), present fairly, in all material respects, the financial position of CB and subsidiaries as of such date, and the results of their operations and their cash flows for the period then ended, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America.

(b)    On the date hereof, and on the date of each purchase or contribution, as the case may be, hereunder (both before and after giving effect to such purchase or contribution), such Originator shall be Solvent.

SECTION 5.20  Licenses, Contingent Liabilities, and Labor Controversies.

(a)   Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, unless such failure would not reasonably be expected to have a Material Adverse Effect.

(b)   There are no labor controversies pending against such Originator that have had (or would not reasonably be expected to have) a Material Adverse Effect.

SECTION 5.21  Anti-Money Laundering/International Trade Law Compliance.  No: (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person;

or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Receivables or Related Rights are Embargoed Property. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such laws.

ARTICLE VI
COVENANTS OF THE ORIGINATORS

SECTION 6.1  Affirmative Covenants.  From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Company and its assigns have been satisfied in full or (ii) in the case of CB, the first date following the Purchase and Sale Termination Date with respect to all Originators when all obligations of CB and each Originator to the Company and its assigns have been satisfied in full, each Originator agrees that it will, unless each Agent and the Company shall otherwise consent in writing, perform the following:

(a)   General Information.  Such Originator shall furnish to the Company, any Agent and each Group Agent such information as such Person may from time to time reasonably request.

(b)   Furnishing of Information and Inspection of Records.  Such Originator will furnish each Agent and each Group Agent from time to time such information with respect to the Receivables as any Agent or such Group Agent may reasonably request, except to the extent prohibited by applicable law or licenses.  Such Originator will, at any time and from time to time during regular business hours with reasonable prior written notice, (i) at such Originator’s expense, permit any Agent or any Group Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or Related Rights and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from any Agent or the Group Agents, permit certified public accountants or other auditors acceptable to such Agent to conduct a review of its books and records with respect to the Receivables; provided, however, that such Originator shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 1(e) of Exhibit IV of the CBTS Receivables Financing Agreement or pursuant to the CBTS Receivables Purchase Agreement, more than three times per year (commencing upon and including the Closing Date) during such time that no Event of Default pursuant to the CBTS Receivables Financing Agreement or Purchase Termination Event pursuant to the CBTS Receivables Purchase Agreement has occurred and is continuing and no Originator shall be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 1(e)(i)

of Exhibit IV of the CBTS Receivables Financing Agreement or pursuant to the CBTS Receivables Purchase Agreement) per year (commencing upon and including the Closing Date) during such time that no Event of Default pursuant to the CBTS Receivables Financing Agreement or Purchase Termination Event pursuant to the CBTS Receivables Purchase Agreement has occurred and is continuing.

(c)   Keeping of Records and Books.  It will have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable).  Such Originator will give the Company, each Agent and each Group Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Company, each Agent and each Group Agent on or before the date hereof as such Originator’s then existing or planned administrative and operating procedures for collecting Receivables.

(d)   Performance and Compliance with Receivables and Contracts.  Such Originator will at its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables if the failure to perform or comply would reasonably be expected to have a Material Adverse Effect.

(e)   Credit and Collection Policy.  It will comply in all material respects with its Credit and Collection Policy with regard to each Receivable originated by such Originator.

(f)   Receivable Purchase Agreement.  Such Originator will perform and comply with each covenant and other undertaking in the CBTS Receivables Financing Agreement or CBTS Receivables Purchase Agreement that the Company undertakes to cause such Originator to perform, subject to any grace periods for such performance provided for in the CBTS Receivables Financing Agreement or CBTS Receivables Purchase Agreement, as applicable.

(g)   Preservation of Existence.  Such Originator shall preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably expected to have a Material Adverse Effect.

(h)   Location of Records.  Such Originator will keep its location (as such term is defined in the applicable UCC), and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule II or Schedule III, respectively, or, upon thirty (30) days’ prior written notice to the Company, each Agent (as the Company’s assignees) and each Group Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

SECTION 6.2  Reporting Requirements.  From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Company and its assigns have been satisfied in full or (ii) in the case of CB, the first date following the Purchase and Sale Termination Date with respect to all Originators when all obligations of CB and each Originator to the Company and its assigns have been satisfied in full, each Originator agrees that it will, unless the Company, each Agent and the Majority Group Agents shall otherwise consent in writing, furnish to the Company, each Agent and the Majority Group Agents:

(a)   Purchase and Sale Termination Events.  As soon as possible, and in any event within three (3) Business Days after such Originator becomes aware of the occurrence of each Purchase and Sale Termination Event with respect to such Originator or each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event (an “Unmatured Purchase and Sale Termination Event”) with respect to such Originator, a written statement of the chief financial officer, treasurer or chief accounting officer of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and any action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

(b)   Proceedings.  As soon as possible and in any event within three (3) Business Days after such Originator becomes aware thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Company, each Agent or each Group Agent which would reasonably be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and

(c)   Other.  Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Company, any Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Company, any Agent, the Credit Parties, the Group Agents under or as contemplated by the Transaction Documents.

(d)   Other Documents.  Promptly after the execution and delivery thereof, written notice of the effectiveness of any written agreement, instrument, document or other arrangement to which such Originator becomes a party after the effectiveness of this Agreement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

SECTION 6.3  Negative Covenants.  From the date hereof until the latest of the Final Payout Date under the CBTS Receivables Financing Agreement or the Final Collection Date under the CBTS Receivables Purchase Agreement, each Originator agrees that, unless the Company, each Agent and the Majority Group Agents shall otherwise consent in writing, it shall not:

(a)  Sales, Liens, Etc.  Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim other than Permitted Adverse Claims upon or with respect to, any Receivable sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

(b)   Extension or Amendment of Receivables.  Except as the Servicer is otherwise permitted in each of the CBTS Receivables Financing Agreement and CBTS Receivables Purchase Agreement and the applicable Credit and Collection Policy, extend, amend or otherwise modify in any material respect the terms of any Securitized Receivable generated or contributed, as applicable, by it that is sold, contributed or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto.

(c)   Change in Business or Credit and Collection Policy.  (i) Make any change in the character of its business, which change could impair the collectibility of any Receivable sold or contributed, as the case may be, by such Originator hereunder or (ii) make any change in its Credit and Collection Policy that would reasonably be expected to adversely affect the collectibility of the Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of each Agent and each Group Agent.  No Originator shall make any change in any Credit and Collection Policy without giving prior written notice thereof to each Agent and each Group Agent.

(d)   [Reserved].

(e)   Mergers, Acquisitions, Sales, etc.  Be a party to any merger or consolidation or directly or indirectly sell, transfer, assign, convey or lease, whether in one or a series of transactions, all or substantially all of its assets, unless with respect to such merger, consolidation, sale, transfer, assignment, conveyance or lease, as the case may be, the Company, each Agent and each Group Agent have each (A) received ten (10) days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company, any Agent or any Group Agent shall reasonably request and (C) been satisfied that all other action reasonably necessary to perfect and protect the interests of the Company and each Agent, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Company, any Agent or any Group Agent shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(f)   Lock-Box Banks.  Make any changes in its instructions to Obligors regarding Collections on Receivables sold, contributed or otherwise conveyed by it hereunder or add or terminate any bank as a Lock-Box Bank unless the requirements of each of the CBTS Receivables Financing Agreement and CBTS Receivables Purchase Agreement have been met.

(g)   Accounting for Purchases.  Account for or treat (whether in such Originator’s financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions, as applicable, of the Receivables and Related Rights by such Originator to the Company.

(h)   Anti-Money Laundering/International Trade Law Compliance.

(i)   it shall immediately notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii)   if, at any time, any Receivable or Related Right becomes Embargoed Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, it shall provide substitute Receivables and Related Rights acceptable to the Administrator that is not Embargoed Property;

(iii)   it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such laws;

(iv)   it and its Subsidiaries will not:  (A) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions; (C) pay or repay any obligations with Embargoed Property or funds derived from any unlawful activity; (D) permit any Receivables or Related Rights to become Embargoed Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law; and

(v)   it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(i)   Substantive Consolidation.  Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Originator and its Affiliates.  Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)   such Originator shall not be involved in the day to day management of the Company;

(b)   such Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities;

(c)   the financial statements and books and records of such Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such Affiliate;

(d)   except as permitted by each of the CBTS Receivables Financing Agreement and Receivables CBTS Purchase Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of such Originator;

(e)   all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name;

(f)   such Originator shall not act as an agent for the Company, other than CB in its capacity as the Servicer or any Originator in its capacity as Sub-Servicer, and in connection with such capacity, each such Originator so serving shall present itself to the public as an agent for the Company and a legal entity separate from the Company;

(g)   such Originator shall not conduct any of the business of the Company in its own name;

(h)   the Company shall pay or reimburse as applicable all costs and expenses of its operations;

(i)    such Originator shall maintain an arm’s-length relationship with the Company;

(j)    such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

(k)   such Originator shall not acquire obligations of the Company other than, in the case of the Originators, the Subordinated Loans;

(l)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

(m)   such Originator shall identify and hold itself out as a separate and distinct entity from the Company;

(n)   such Originator shall correct any known misunderstanding respecting its separate identity from the Company;

(o)   such Originator shall not enter into, or be a party to, any transaction with the Company, except as contemplated by the Transaction Documents or in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(p)   such Originator shall not pay the salaries of the Company’s employees, if any; and

(q)   to the extent not already covered in paragraphs (a) through (p) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in each of Section 3 of Exhibit IV to the CBTS Receivables Financing Agreement and in the CBTS Receivables Purchase Agreement.

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES

SECTION 7.1  Rights of the Company.  Each Originator hereby authorizes the Company or the Servicer or their respective designees or assignees under the CBTS Receivables Financing Agreement or CBTS Receivables Purchase Agreement (including, without limitation, any Agent) to take, subject to the terms of the CBTS Receivables Financing Agreement, the CBTS Receivables Financing Agreement and any applicable regulatory restrictions, any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

SECTION 7.2  Responsibilities of the Originators.  Anything herein to the contrary notwithstanding:

(a)   Collection Procedures.  Each Originator will instruct all Persons who are its respective Obligors to make payments of Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder directly to a Lock-Box Account, except in the case of any Payment-on-Delivery Transactions and provided, that, such Originator may permit such Obligor to make On-Site Payments notwithstanding such instructions.  Each Originator further agrees to transfer any Collections of Receivables sold, contributed or conveyed by it hereunder, including without limitation, Collections received in connection with any Payment-on-Delivery Transactions and On-Site Payments, that it receives directly to a Lock-Box Account within three (3) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and the applicable Agent.

(b)   Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(c)   None of the Company, the Servicer, the Lenders, the Group Agents or any Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Lenders, the Group Agents or any Agent be obligated to perform any of the obligations of such Originator thereunder.

(d)   Each Originator hereby agrees that at any time following the occurrence and during the continuation of any Event of Default set forth in clause (a)(ii), (f) or clause (i) of Exhibit V of the CBTS Receivables Financing Agreement or Section 4(h) of the CBTS Receivables Purchase Agreement, an Agent may direct the Obligors that payment of all amounts payable under any Receivable is to be made directly to the applicable Agent or its designee.  The exercise of this right will be subject to any applicable regulatory restrictions.  CB agrees that, if such Agent is unable to exercise the rights in this clause (d) due to any applicable regulatory restrictions, it will, subject to any applicable regulatory restrictions, follow the instructions of such Agent in connection therewith.

SECTION 7.3  Further Action Evidencing Purchases.  Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer, any Agent or any Group Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed, as applicable, to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Company, any Agent or any Group Agent, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary.

Each Originator hereby authorizes the Company or its designees (including, without limitation, any Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder now existing or hereafter generated, as the case may be, by such Originator.  If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designees (including, without limitation, any Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4  Application of Collections.  Subject to the CBTS Monetization Intercreditor Agreement, any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by contract or applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.

ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1  Purchase and Sale Termination Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” with respect to an Originator:

(a)   the Facility Termination Date (as defined in the CBTS Receivables Financing Agreement) shall have occurred; or

(b)   such Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days after the earlier of such Originator’s knowledge or notice thereof; or

(c)   any representation or warranty made or deemed made by such Originator (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, or any information or report delivered by such Originator pursuant to this Agreement or any other Transaction Document to which it is a party, shall fail to have been true or correct in any material respect when made or deemed made or delivered and such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Originator’s knowledge or notice thereof; or

(d)  such Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party, and such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Originator’s knowledge or notice thereof; or

(e)   such Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of ninety (90) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

SECTION 8.2  Remedies.

(a)  Optional Termination.  Upon the occurrence of a Purchase and Sale Termination Event with respect to an Originator (other than the Purchase and Sale Termination Event described in Section 8.1(e) above), the Company shall have the option, by notice to such Originator with the prior written consent of, and with a copy to, the Administrator, to declare the

Purchase and Sale Termination Date to have occurred with respect to such Originator and the Purchase Facility as terminated with respect to such Originator; provided that, automatically upon the occurrence of any Purchase and Sale Termination Event described in Section 8.1(e) above, the Purchase and Sale Termination Date shall be deemed to have been declared by the Company with respect to all Originators and the Purchase Facility shall be deemed to be terminated for all Originators that are Originators.

(b)   Remedies Cumulative.  Upon any termination of the Purchase Facility with respect to an Originator pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

SECTION 9.1  Indemnities by the Originators.  Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them to the extent arising out of or as a result of (a) the breach of any representation or warranty made by such Originator herein or in any other Transaction Document to which it is a party or (b) the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party; excluding, however, (x) Purchase and Sale Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds such Purchase and Sale Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (y) any indemnification which has the effect of recourse for non-payment or uncollectibility of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (z) any net income or franchise tax imposed on such Purchase and Sale Indemnified Party or any other taxes imposed against such Purchase and Sale Indemnified Party to the extent such taxes are measured by or against the gross income or net income or receipts of such Person.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Originator agrees that it shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

ARTICLE X
MISCELLANEOUS

SECTION 10.1  Amendments, etc.

(a)   The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and each Originator, with the prior written consent of each Agent and the Majority Group Agents.

(b)   No failure or delay on the part of the Company, the Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)   The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2  Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including email communication) and shall be delivered or sent by email, or by overnight mail, to the intended party at the mailing address set forth on Schedule II hereto or at such other mailing address or email address shall be designated by such party in a written notice to the other parties hereto or in the case of (x) the Administrator or any Group Agent, at their respective address for notices pursuant to the CBTS Receivables Financing Agreement or (y) the Receivables Buyer, at its respective address for notices pursuant to the CBTS Receivables Purchase Agreement.  All such notices and communications shall be effective (a) if delivered by overnight mail, when received and (b) if sent by email, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3  No Waiver; Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Company to or for the credit or the account of such Originator.

SECTION 10.4  Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns.  No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, each Agent and each Group Agent, except as otherwise herein specifically provided.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.6  Costs, Expenses and Taxes.  In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, agrees to pay on demand:

(a)   to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and

(b)   all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

SECTION 10.8  WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN

CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.9  Captions and Cross References; Incorporation by Reference.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 10.11  Acknowledgment and Agreement.  By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be pledged by the Company to the Administrator (for the benefit of the Secured Parties) pursuant to the CBTS Receivables Financing Agreement and the Receivables Buyer pursuant to the CBTS Receivables Purchase Agreement, and each Originator consents to such assignment.  Each of the parties hereto acknowledges and agrees that the Secured Parties, the Group Agents and the Agents are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party.  Notwithstanding the foregoing or anything else to the contrary in this Agreement, none of the Secured Parties, the Group Agents or the Agents shall (a) have any rights, title, or interest in, to, or under this Agreement or (b) have any rights as third party beneficiaries with respect to this Agreement after the first date following the occurrence of the Purchase and Sale Termination Date with respect to all Originators when all obligations of each Originator to the Company and its assigns under this Agreement have been satisfied in full (other than those which expressly survive termination of this Agreement).  Notwithstanding any provision to the contrary in this Agreement or any document related hereto, if and to the extent that for any reason any payment by or on behalf of an Originator is rescinded or must be otherwise restored by the Company or its assigns, whether as a result of any proceedings in bankruptcy or reorganization or other similar proceedings or otherwise, such payment shall be treated for all purposes, as though such amounts had not been paid and the determination as to whether any such payment must be rescinded or restored shall be made by Company (or the Agents, as its assigns) in its sole discretion.

SECTION 10.12  No Proceeding.  Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding for at least one year and one day following until the latest of the Final Payout Date under the CBTS Receivables Financing Agreement or the Final Collection Date under the CBTS Receivables

Purchase Agreement.  Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Loan or otherwise to such Originator pursuant to this Agreement unless in accordance with any Subordinated Loan.  Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against the Company by, or limited liability company obligation of the Company to, such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.  The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13  Limited Recourse.  Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company.  No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company.  The agreements in this Section 10.13 shall survive any termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CBTS FUNDING LLC

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

CBTS TECHNOLOGY SOLUTIONS LLC, as Servicer and as an Originator

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

CBTS VIRGINIA LLC, as an Originator

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

Purchase and Sale Agreement
(SpinCo)
S-1

Schedule I

LIST OF ORIGINATORS

1.            CBTS Technology Solutions LLC

2.            CBTS Virginia LLC

Schedule I-1